UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2019

MGT Capital Investments, Inc.

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408 Durham, NC	27701	(914) 630-7430
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Continuing in its strategy to consolidate mining activities in company-owned and managed facilities, MGT Capital Investments, Inc. (the “Company”), on August 31, 2019, entered into two Settlement and Termination Agreements (the “Settlement Agreements”) to its existing Management Agreements with two accredited investors, Deep South Mining LLC and BDLM, LLC (the “Users”). Under the terms of the Settlement Agreements, the Company will pay to the Users a percentage of profits of Bitcoin mining as defined in the Settlement Agreements, for a period not to exceed 16 months. Beginning on December 31, 2019 and for a period of 12 months thereafter and conditioned on other events as defined in the Settlement Agreements, the parties may unilaterally terminate the Settlement Agreements for a onetime payment of $150,000 to such User by the Company. Additionally, the Company acquired the 1,800 Antminer S-9 Bitcoin miners owned by the Users and managed by the Company under the former Management Agreements for 9.0 million restricted shares of the Company’s common stock, par value $.001 (“Common Stock”).

The foregoing description of the Settlement Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreements, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2019.

Item 3.02. Unregistered Sales of Equity Securities.

From August 14, 2019 and through September 6, 2019, the Company, issued 9,500,000 shares of Common Stock to Oasis Capital, LLC in connection with the exercise of its put rights, pursuant to that certain Equity Purchase Agreement, dated June 3, 2019, for aggregate gross proceeds of $259,400.

On August 16, 2019, the Company issued 5,116,660 shares of Common Stock to Iliad Research and Trading, L.P. in connection with the conversion of $125,000 principal amount under that certain Note, dated June 1, 2018, as amended, in the original principal amount of $3,600,000.

The description of the Settlement Agreements as described in Item 1.01 is hereby incorporated by reference.

In issuing the securities described above, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

As of September 6, 2019, the Company has 343,337,790 shares of Common Stock outstanding.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT Capital Investments, Inc.

Date:	September 6, 2019	By:	/s/ Robert S. Lowrey
		Name:	Robert S. Lowrey
		Title:	Chief Financial Officer